Exhibit 10(b)(ii)

Anadarko

Deferred Compensation Plan

TABLE OF CONTENTS

Purpose

Article 1 - Definitions

1.1 Account

1.2 Administrator

1.3 Annual Retainer Fee

1.4 Base Pay

1.5 Beneficiary

1.6 Board

1.7 Bonus

1.8 Change of Control

1.9 Code

1.10 Director

1.11 Effective Date

1.12 Eligible Employee

1.13 Employer

1.14 ERISA

1.15 Key Employee

1.16 Meeting Fees

1.17 Participant

1.18 Plan

1.19 Plan Sponsor

1.20 Plan Year

1.21 Retirement

1.22 Unforeseeable Emergency

1.23 Valuation Date

Article 2 - Participation

2.1 Participation

2.2 Termination of Participation

2.3 Suspension of Participation

Article 3 - Deferral Elections

3.1 Deferral Agreement

3.2 Election to Defer Base Pay

3.3 Election to Defer Bonus

3.4 Election to Defer Annual Retainer Fee and/or Meeting Fees

3.5 Timing of Election to Defer

3.6 Election of Payment Schedule and Form of Payment

Article 4 - Participant Account

4.1 Individual Accounts

Article 5 - Investment of Contributions

5.1 Investment Options

5.2 Adjustment of Accounts

Article 6 - Right to Benefits

6.1 Vesting

6.2 Death

6.3 Disability

Article 7 - Distribution of Benefits

7.1 Amount of Benefits

7.2 Method and Timing of Distributions

7.3 Unforeseeable Emergency

7.4 Termination of Employment or Board Service Before Retirement

7.5 Cashouts of Minimal Interests

Article 8 - Amendment and Termination

8.1 Amendment by Employer

8.2 Retroactive Amendments

8.3 Special Plan and Deferral Election Amendments

8.4 Plan Termination

8.5 Distribution Upon Termination of the Plan

Article 9 - The Trust

9.1 Establishment of Trust

9.2 Grantor Trust

9.3 Investment of Trust Funds

Article 10 - Miscellaneous

10.1 Unsecured General Creditor of the Employer

10.2 Employer's Liability

10.3 Limitation of Rights

10.4 Spendthrift Provision

10.5 Facility of Payment

10.6 Notices

10.7 Tax Withholding

10.8 Governing Law

Article 11 - Plan Administration

11.1 Powers and Responsibilities of the Administrator

11.2 Claims and Review Procedures

11.3 Plan Administrative Costs

PURPOSE

The purpose of the Anadarko Deferred Compensation Plan (the "Plan") is to permit eligible employees to elect to defer receipt of compensation which would otherwise be payable to them currently as annual base pay or bonuses and nonemployee directors of Anadarko Petroleum Corporation to defer receipt of annual retainer fees and meeting fees which would otherwise be payable to them currently. The Plan is intended to be a "plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and shall be implemented and administered in a manner consistent therewith.

ARTICLE 1 - DEFINITIONS

Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

1.1 "Account" means an account established for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains, losses or distributions included thereon. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to the Plan.

1.2 "Administrator" means the Employer, or such other person or persons designated by the Employer to be responsible for the administration of the Plan.

1.3 "Annual Retainer Fee" means an annual fee paid to a Director by the Plan Sponsor for service on the Board or committee(s) of the Board, including the Board retainer, committee chair and member retainers and any other form of retainer paid to a Director for service on the Board.

1.4 "Base Pay" means base compensation per payroll period paid by the Employer to an Eligible Employee (including amounts which the Eligible Employee could have received in cash had he not elected to contribute to an employee benefit plan maintained by the Employer), excluding overtime pay, bonuses, employee benefits, added premiums, differentials, components of foreign service assignments, and all forms of incentive compensation.

1.5 "Beneficiary" means the persons, trusts, estates or other entities designated under Section 6.2 to receive benefits under the Plan upon the death of a Participant. "Contingent Beneficiary" means the persons, trusts, estates or other entities designated under Section 6.2 to receive benefits under the Plan upon the death of a Participant and in the event that the designated Beneficiary predeceases a Participant.

1.6 "Board" means the Board of Directors of the Plan Sponsor.

1.7 "Bonus" means the bonus otherwise payable currently to a Participant for the Plan Year under either the Annual Incentive Plan or the Anadarko Performance Bonus Plan or any other incentive or bonus arrangement implemented after the Effective Date by the Plan Sponsor if the Plan Sponsor designates payments under such program or arrangement as being Bonuses which may be deferred pursuant to this Plan.

1.8 "Change of Control" means the occurrence of an event involving the Plan Sponsor which is defined as a "change in control" for purposes of Code Section 409A(a)(2)(A)(v) in Treasury Regulations issued by the Internal Revenue Service pursuant to Code Section 409A(e).

1.9 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.10 "Director" means a nonemployee member of the Board.

1.11 "Effective Date" means January 1, 2005.

1.12 "Eligible Employee" means an employee of the Employer who is determined by the Plan Sponsor to be a member of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and who is designated by the Plan Sponsor as an Eligible Employee for purposes of the Plan.

1.13 "Employer" means the Plan Sponsor and any other entity which is authorized by the Plan Sponsor to participate in and, in fact, does adopt the Plan.

1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

1.15 "Key Employee" means a Participant who is described in Code Section 416(i) without regard to paragraph (5) thereof.

1.16 "Meeting Fees" means fees paid to a Director for attendance at meetings of the Board or meetings of the Board's committees.

1.17 "Participant" means any Eligible Employee or Director who participates in the Plan in accordance with Article 2.

1.18 "Plan" means the Anadarko Deferred Compensation Plan as set forth herein and as it may be amended from time to time.

1.19 "Plan Sponsor" means Anadarko Petroleum Corporation.

1.20 "Plan Year" means the 12-consecutive month period beginning January 1st and ending December 31st.

1.21 "Retirement" means, in the case of an Eligible Employee, the date the Eligible Employee terminates service with the Employer, provided, however, that the Eligible Employee has, as of such date, both attained age 55 and been credited with at least 5 years of Vesting Service, as that term is defined under the Anadarko Retirement Plan. Retirement means, in the case of a Director, the date of cessation of service on the Board after the first to occur of: (a) the Director has attained age 65, (b) the Director has completed 10 years of service as a Director, or (c) the Director has both attained age 55 and completed 5 years of service as a Director. A Director's total years of service as a Director as of any date shall be determined by dividing his total completed full months of service as a Director by twelve.

1.22 "Unforeseeable Emergency" means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or the Participant's dependent (as defined in Code Section 152(a)); loss of the Participant's property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.23 "Valuation Date" means each business day of the Plan Year and such other date(s) as designated by the Employer.

ARTICLE 2 - PARTICIPATION

2.1 Participation. Each Eligible Employee and Director shall become a Participant in the Plan by executing a deferral agreement in accordance with the provisions of Article 3.

2.2 Termination of Participation. A Participant's participation in the Plan shall cease upon his termination of service with the Employer for any reason or his ceasing to qualify as an Eligible Employee or upon his termination of service on the Board. In addition, the Administrator may terminate a Participant's participation in the Plan at the direction of the Employer. Upon any termination of participation, a Participant's deferrals shall cease but the provisions of Section 7.2 shall continue to apply.

2.3 Suspension of Participation. A Participant's participation in the Plan will be suspended during an unpaid authorized leave of absence and will resume upon his return to service with the Employer, provided he continues to qualify as an Eligible Employee upon his return to service.

ARTICLE 3 - DEFERRAL ELECTIONS

3.1 Deferral Agreement. Each Eligible Employee and Director may elect to defer amounts otherwise payable to him currently for a Plan Year by executing a deferral agreement in accordance with rules and procedures established by the Administrator and the provisions of this Article 3. The deferral agreement must separately specify for each discrete type of compensation (e.g., Base Pay, each type of Bonus, Meeting Fees, Annual Retainer Fee) the whole number percentage multiple (in 1% increments and subject to the percentage limitations otherwise described herein) that the Participant elects to defer, the payment schedule and form of payment of the deferred amount.

A new deferral agreement must be executed in a timely manner for each Plan Year during which the Eligible Employee or Director elects to defer compensation. An Eligible Employee or Director who does not execute a deferral agreement in a timely manner shall be deemed to have elected zero deferrals for such Plan Year.

A deferral agreement may be changed or revoked at any time during the respective election periods specified in Section 3.5. A deferral agreement becomes irrevocable at the close of the respective election period.

3.2 Election to Defer Base Pay. An Eligible Employee may elect to defer Base Pay for a Plan Year in an amount not exceeding 75% of Base Pay.

3.3 Election to Defer Bonus. An Eligible Employee may elect to defer up to 100% of his Bonus for a Plan Year.

3.4 Election to Defer Annual Retainer Fee and/or Meeting Fees. A Director may elect to defer up to 100% of his Annual Retainer Fee and/or Meeting Fees for a Plan Year.

3.5 Timing of Election to Defer. Each Eligible Employee who desires to defer Base Pay otherwise payable during a Plan Year must execute a deferral agreement in accordance with the rules and procedures established by the Administrator and within the election period preceding the Plan Year during which the Base Pay is earned, as specified by the Administrator. Such deferral election must be executed prior to the December 31 immediately preceding such Plan Year and will be irrevocable as of such date. Each Eligible Employee who desires to defer a Bonus which may be earned with respect to services performed during a Plan Year must execute a deferral agreement in accordance with the rules and procedures established by the Administrator. Such deferral election must be executed on or before the December 31 immediately preceding such Plan Year except that if the plan or arrangement providing for such Bonus is "performance based compensation which is based upon services performed over a period of at least twelve months" (as described in Code Section 409A(a)(4)(III) and Treasury Regulations promulgated thereunder), such deferral election must be executed no later than the date that is six months before the end of the performance period over which the Bonus is earned and will be irrevocable as of such date. However, an Eligible Employee may execute a deferral agreement in accordance with the rules and procedures established by the Administrator and within the election period specified by the Administrator, to defer the receipt of all or a portion of his Annual Incentive Plan Bonus that is earned during the calendar year 2004 and which is payable to such Eligible Employee during the calendar year 2005. A Director who desires to defer his Annual Retainer Fee and/or Meeting Fees otherwise payable during a Plan Year must execute a deferral agreement in accordance with the rules and procedures established by the Administrator and within the election period preceding the Plan Year during which the Annual Retainer Fee and/or Meeting Fees are earned, as specified by the Administrator.

An employee who is designated as an Eligible Employee during a Plan Year may elect to defer Base Pay and/or Bonus in accordance with the rules of this Section 3.5, except that his initial deferral agreement must be executed within the 30 day period beginning on the date such employee is designated as an Eligible Employee. A new Director may elect to defer his Annual Retainer Fee and/or Meeting Fees in accordance with the rules of this Section 3.5 except that his initial deferral agreement must be executed within the 30 day period beginning on the date he first becomes a Director.

3.6 Election of Payment Schedule and Form of Payment. At the time an Eligible Employee or Director completes a deferral agreement, the Eligible Employee or Director must separately elect for each type of compensation being deferred (i.e., Base Pay, each type of Bonus, Annual Retainer Fee, Meeting Fees) both (i) the date of distribution or of commencement of distribution of each deferred amount and (ii) the form of payment in which each deferred amount will be distributed.

The date of distribution or commencement of distribution shall be one of the following options as elected by the Participant at the time of deferral: (1) Retirement, (2) an identified and specific date which is at least three years after the date the deferral agreement is executed or (3) the earlier of (i) Retirement or (ii) an identified and specific date which is at least three years after the date the deferral agreement is executed. Option (3) above provides that the date and form of distribution specified in the deferral agreement will be honored unless a Retirement intervenes before the scheduled date of distribution, in which case, payment will be made in the form originally elected by the Participant as soon as practicable following the Retirement, except that in the case of an intervening Retirement for a Key Employee, such payment shall not be made until six months after the separation from service of such Key Employee or, if earlier, his date of death. In addition, the Participant may elect a Change of Control override. A Change of Control override election provides that the date and form of distribution specified in the deferral agreement will be honored unless a Change of Control intervenes before the scheduled date of distribution, in which case, payment will be made in a single lump sum as soon as practicable following the Change of Control.

Subject to the provisions of Article 7, an Eligible Employee or Director may elect to receive distribution of his deferred amount in a single lump sum cash payment or substantially equal annual installment cash payments over a period certain not exceeding 15 years.

ARTICLE 4 - PARTICIPANT ACCOUNT

4.1 Individual Accounts. The Administrator will establish and maintain an Account for each Participant which will reflect deferrals made pursuant to Article 3 along with earnings, expenses, gains and losses credited thereto, attributable to the investments made with the amounts in the Participant's Account as provided in Article 5. The amount a Participant elects to defer in accordance with Article 3 shall be credited ratably to the Participant's Account at the time the amount subject to the deferral election would otherwise have been payable to the Participant but for his election to defer. The Administrator will establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate to discharge its duties under the Plan.

ARTICLE 5 - INVESTMENT OF CONTRIBUTIONS

5.1 Investment Options. The amount in a Participant's Account shall be treated as invested in the investment options designated for this purpose by the Administrator.

5.2 Adjustment of Accounts. The amount in a Participant's Account shall be adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the Participant or Beneficiary from among the investment options provided in Section 5.1. A Participant may, in accordance with rules and procedures established by the Administrator, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the Participant's Account or to future Participant deferrals effective as of the Valuation Date coincident with or next following notice to the Administrator. The Account of each Participant shall be adjusted as of each Valuation Date to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) Participant deferrals; and (c) distributions or withdrawals from the Account.

ARTICLE 6 - RIGHT TO BENEFITS

6.1 Vesting. A Participant, at all times, has a 100% nonforfeitable interest in the amounts credited to his Account under the procedure identified in Section 5.2.

6.2 Death. The balance or remaining balance credited to a Participant's Account shall be paid to his Beneficiary in a single lump sum cash payment as soon as practicable following the date of death. If multiple Beneficiaries have been designated, each Beneficiary shall receive a single lump sum cash payment of his specified portion of the Account as soon as practicable following the date of death. If the Participant has not specified percentages for multiple Beneficiaries, his Account will be divided and distributed to them on a per capita basis with each receiving an equal amount.

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries in accordance with rules and procedures established by the Administrator. A certified copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator.

If a designated Beneficiary predeceases a Participant, the amount apportioned to that designated Beneficiary shall be payable to the designated Contingent Beneficiary, if any. If a Beneficiary dies within thirty days of the date the Participant dies, the Beneficiary shall be considered to have predeceased the Participant for purposes of this section.

If the Administrator finds either that there is no designated Beneficiary for all or a portion of a Participant's Account, or that the designated Beneficiary and any Contingent Beneficiary for all or a portion of a Participant's account have predeceased the Participant, the amount in question shall be paid as follows: (a) if the Participant leaves a surviving spouse, the amount shall be paid to the surviving spouse, and (b) only if the Participant leaves no surviving spouse, the amount shall be paid (i) first to the executor or administrator of the Participant's estate, or (ii) to the Participant's heirs at law if there is no administration of his estate.

Notwithstanding the preceding provisions of this Article 6 and to the extent not prohibited by state or federal law, if a Participant is divorced from his spouse and at the time of his death is not remarried to the person from whom he was divorced, any designation of such divorced spouse shall be null and void unless the contrary is expressly stated in writing filed with the Administrator by the Participant. The amount which would otherwise have been paid to such divorced spouse shall instead be paid to the persons specified in accordance with the foregoing as if such divorced spouse did not survive the Participant.

6.3 Disability. The balance or remaining balance credited to a Participant's Account shall be paid to the Participant in a single lump sum cash payment as soon as practicable following the date a Participant is determined to be totally and permanently disabled. A Participant shall be considered totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or if he is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan of the Employer.

ARTICLE 7 - DISTRIBUTION OF BENEFITS

7.1 Amount of Benefits. The amount credited to a Participant's Account as determined under Articles 4 and 6 shall determine and constitute the basis for the value of benefits payable to the Participant under the Plan.

7.2 Method and Timing of Distributions. Subject to Sections 7.3, 7.4 and 7.5, distributions under the Plan shall be made at the time and in the manner specified by the Participant in accordance with the provisions of Section 3.6. A Participant may elect to delay the payment date for a minimum period of 60 months from the originally scheduled date of payment provided that such election to delay the payment is made at least 12 months before a scheduled date of payment. The re-deferral election must be made in accordance with procedures and rules established by the Administrator. The Participant may, at the same time the date of payment is re-deferred, change the form of payment provided that such change in the form of payment does not effect an acceleration of payment. A distribution made to a Key Employee shall in no case be made before the date which is 6 months after the date the key employee separates from service with the Employer.

7.3 Unforeseeable Emergency. A Participant may request a distribution due to an Unforeseeable Emergency. The request must be in writing and must be submitted to the Administrator along with evidence that the circumstances constitute an Unforeseeable Emergency. The Administrator has the discretion to require whatever evidence it deems necessary to determine whether a distribution is warranted. Whether a Participant has incurred an Unforeseeable Emergency will be determined by the Administrator on the basis of the relevant facts and circumstances in its sole discretion, but, in no event, will an Unforeseeable Emergency be deemed to exist if the hardship can be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant's assets to the extent such liquidation would not itself cause severe financial hardship, or (c) by cessation of deferrals under the Plan. A distribution due to an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need and may include any amounts necessary to pay any federal, state or local income tax penalties reasonably anticipated to result from the distribution. The distribution will be made in the form of a single lump sum cash payment.

7.4 Termination of Employment or Board Service Before Retirement. A Participant who separates from service with the Employer or ceases to serve on the Board before Retirement for any reason other than death or disability as described in Section 6.3 shall receive the amount credited to his Account in a single lump sum cash payment as soon as practicable following such termination or cessation of service. This payment shall be made regardless of (a) whether the Participant had made different elections pertaining to the time or form of payment of the amounts credited to his Account, or (b) whether the Participant was receiving installment payouts at the time of such termination. A distribution made to a Key Employee shall be deferred for at least six months from the date of termination as provided in Section 7.2.

7.5 Cashouts Of Minimal Interests. If the amount credited to the Participant's Account does not exceed $10,000 or such higher dollar amount as Treasury Regulations may establish for cashouts of minimal interests under Code Section 409A at the time he separates from service with the Employer or ceases to serve on the Board for any reason and such Participant is not a Key Employee, the Employer reserves the right to pay such amount to the Participant in a single lump sum cash payment as soon as practicable following such termination or cessation of service regardless of whether the Participant had made different elections of time or form of payment as to the amount credited to his Account or whether the Participant was receiving installments at the time of such termination. In the case of a Key Employee, such cashout payment shall not be made before the date which is at least six months from the date of his separation from service with the Employer.

ARTICLE 8 - AMENDMENT AND TERMINATION

8.1 Amendment by Employer. The Plan Sponsor reserves the right to amend the Plan (for itself and each Employer) through action of the Compensation and Benefits Committee (the "Compensation Committee") of the Board. An amendment must be in writing and executed by an officer authorized to take such action. Each amendment shall be effective when approved by the Compensation Committee in its resolution. No amendment can directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of his Account which had accrued prior to the amendment. An amendment which does not materially affect the rights of any Participant under the Plan and which is desirable for administrative purposes or necessary to comply with any applicable law or regulation may be approved and executed without action of the Compensation Committee by any officer of the Plan Sponsor so authorized by the Compensation Committee.

8.2 Retroactive Amendments. An amendment made by the Plan Sponsor in accordance with Section 8.1 may be made effective on a date prior to the first day of the Plan Year in which it is adopted if such amendment is necessary or appropriate to enable the Plan to satisfy the applicable requirements of the Code or ERISA or to conform the Plan to any change in federal law or to any regulations or ruling thereunder. Any retroactive amendment by the Plan Sponsor shall be subject to the provisions of Section 8.1.

8.3 Special Plan and Deferral Election Amendments. The provisions of Sections 8.1, 8.2 and any other provisions of the Plan and a deferral election agreement notwithstanding, the Plan Sponsor shall have the right to amend the Plan and a Participant's deferral elections following issuance of guidance by the Internal Revenue Service regarding the provisions of Code Section 409A to the extent and only to the extent necessary to comply with such guidance and to preserve effective income tax deferral of amounts elected to be deferred under the Plan by Participants.

8.4 Plan Termination. The Plan has been adopted with the intention and expectation that it will be continued indefinitely. Each Employer, however, reserves the right to terminate the Plan with respect to its participating employees. Each Employer has no obligation or liability whatsoever to maintain the Plan for any length of time and may discontinue contributions under the Plan or terminate the Plan at any time without any liability hereunder for any such discontinuance or termination.

8.5 Distribution Upon Termination of the Plan. Upon termination of the Plan, no further Contributions shall be made under the Plan, but the Participant's Account maintained under the Plan at the time of termination shall continue to be governed by the terms of the Plan until paid out in accordance with the terms of the Plan.

ARTICLE 9 - THE TRUST

9.1 Establishment of Trust. The Plan Sponsor may, but is not required to, establish a trust to hold amounts which the Plan Sponsor may contribute from time to time to correspond to some or all amounts credited to Participants under Section 4.1. If the Plan Sponsor elects to establish a trust, the provisions of Sections 9.2 and 9.3 shall become operative.

9.2 Grantor Trust. The Plan Sponsor shall establish a trust between the Plan Sponsor and a trustee pursuant to a separate written agreement under which assets are held, administered and managed, subject to the claims of the Plan Sponsor's creditors in the event of the Plan Sponsor's insolvency, until paid to the Participant and/or his Beneficiaries specified in the Plan. The trust is intended to be treated as a grantor trust under the Code, and the establishment of the trust shall not cause the Participant to realize current income on amounts contributed thereto.

9.3 Investment of Trust Funds. Any amounts contributed to the trust by the Plan Sponsor shall be invested by the trustee in accordance with the provisions of the trust and the instructions of the Administrator. Trust investments need not reflect the hypothetical investments selected by Participants under Section 5.1 for the purpose of adjusting Accounts and the earnings or investment results of the trust shall not affect the hypothetical investment adjustments to Participant Accounts under the Plan.

ARTICLE 10 - MISCELLANEOUS

10.1 Unsecured General Creditor of the Employer. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under the Plan, any and all of the Employer's assets shall be, and shall remain, the general, unpledged, unrestricted assets of the Employer. Each Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

10.2 Employer's Liability. Each Employer's liability for the payment of benefits under the Plan shall be defined only by the Plan and by the deferral agreements entered into between a Participant and the Employer. An Employer shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and a deferral agreement or agreements. An Employer shall have no liability to Participants employed by other Employers.

10.3 Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Employer or Administrator, except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.

10.4 Spendthrift Provision. The benefits provided hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law.

10.5 Facility of Payment. If the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Employer to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Employer for the payment of benefits hereunder to such recipient.

10.6 Notices. Any notice or other communication in connection with the Plan shall be deemed delivered in writing if addressed as provided below and if either actually delivered at said address or, in the case of a letter, 5 business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified:

(a) Employer or Administrator - If it is sent to the Employer or Administrator, it will be at the current corporate headquarters address of the Employer; or

(b) Participant - The address of the Participant as reflected in the current records of the Employer. Each Participant is responsible for ensuring that the Employer or Administrator has Participant's current mailing address under the procedure for updating mailing addresses utilized by the Employer or Administrator.

10.7 Tax Withholding. The Employer shall have the right to deduct from all payments or deferrals made under the Plan any tax required by law to be withheld. If the Employer concludes that tax is owing with respect to any deferral or payment hereunder, the Employer shall withhold such amounts from any payments due the Participant, as permitted by law, or otherwise make appropriate arrangements with the Participant or his Beneficiary for satisfaction of such obligation. Tax, for purposes of this Section 10.7 means any federal, state, local or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any earnings thereon, and any payments made to Participants under the Plan.

10.8 Governing Law. The Plan will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the State of Texas.

ARTICLE 11 - PLAN ADMINISTRATION

11.1 Powers and Responsibilities of the Administrator. The Administrator has the full power, full discretion and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator's powers and responsibilities include, but are not limited to, the following:

(a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(b) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

(c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d) To administer the claims and review procedures specified in Section 11.2;

(e) To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f) To determine the person or persons to whom such benefits will be paid;

(g) To authorize the payment of benefits;

(h) To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;

(i) To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

(j) By written instrument, to allocate and delegate its responsibilities, including the formation of an Administrative Committee to administer the Plan; and

(k) To address and resolve any and all matters that may arise with regard to the Plan and its administration.

11.2 Claims and Review Procedures. Claims for Plan benefits and reviews of appeals of Plan benefit claims which have been denied or modified are to be processed in accordance with the written Plan claims procedures established by the Administrator and adopted by the Company, which procedures are hereby incorporated by reference as part of the Plan.

11.3 Plan Administrative Costs. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator in administering the Plan shall be paid by the Employer.

IN WITNESS WHEREOF, the Plan Sponsor by its duly authorized officer(s), has caused the Plan to be adopted on the ______ day of ___________, 2004.

Anadarko Petroleum Company

By: __________________________________

Title: _________________________________